CONSENT OF COUNSEL
                       PBHG Insurance Series Fund, Inc.


We hereby consent to the use of our name and to the reference to our firm under the caption "General Information - Counsel and Independent Accountants" in the Prospectus for PBHG Insurance Series Fund, Inc. (the "Company"), which is included in Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (No. 333-19497) and Amendment No. 2 to the Registration Statement under the Investment Company Act of 1940 (No. 811-08009) on Form N-1A of the Company.


                                         /s/ Ballard Spahr Andrews & Ingersoll
                                         -------------------------------------

Philadelphia, Pennsylvania
October 3, 1997